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                                  Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-81168 and Form S-8 No. 333-59317) of Krause's Furniture, Inc. and in the related prospectuses of our report dated March 28, 1997, except for
Note 2, as to which the date is December 17, 1997, with respect to the consolidated financial statements and schedule of Krause's Furniture, Inc. included in this Annual Report (Form 10K) for the year ended January 31, 1999.


                                        /s/ ERNST & YOUNG LLP


Orange County, California
April 21, 1999